GUARANTEE

THE BANK OF NOVA SCOTIA

         IN CONSIDERATION OF THE BANK OF NOVA SCOTIA (herein called the "Bank") agreeing to deal with or to continue to deal with

HEMOSOL INC.

(herein called the "Customer") the undersigned and each of them, if more than one, hereby jointly and severally guarantees payment to the Bank of all present and future debts and liabilities owing by the Customer to the Bank pursuant to, arising in connection with or related to the non-revolving credit facility in the principal amount of $20,000,000 (the "Credit Facility") provided for in a commitment letter (the "Commitment Letter") issued by the Bank to the Customer dated October 25, 2002, as amended, restated or substituted for from time to time, including all interest, commissions, legal and other costs, charges and expenses (such debts and liabilities being herein called the "guaranteed liabilities"), the liability of the undersigned hereunder being limited to the principal sum of insert
limit,   TWENTY MILLION ($20,000,000.00)                                 dollars
if any.

together with:

         (a) interest thereon from the date of demand for payment at the Bank's prime rate applicable at the time of demand plus 1.00% per annum;

         (b) interest which has accrued in connection with the Credit Facility not included in the guaranteed liabilities or the amount owing under subsection (a) above; and

         (c) costs and disbursements (collectively, "Enforcement Costs") incurred by the Bank with a view to recovering or attempting to recover the guaranteed liabilities and the indebtedness owing hereunder.

         AND THE UNDERSIGNED and each of them, if more than one, hereby jointly and severally agrees with the Bank as follows:

         1. In this guarantee the word "Guarantor" shall mean the undersigned and, if there is more than one guarantor, it shall mean each of them.

         2. This guarantee shall be a continuing guarantee of all the guaranteed liabilities and shall apply to and secure any ultimate balance due or remaining unpaid to the Bank; and this guarantee shall not be considered as wholly or partially satisfied by the payment or liquidation at any time of any sum of money for the time being due or remaining unpaid to the Bank.

         3. The Bank shall not be bound to exhaust its recourse against the Customer or others or any securities or other guarantees it may at any time hold or take any enforcement steps against the property, assets or undertaking of the Customer before being entitled to payment from the Guarantor, and the Guarantor renounces all benefits of discussion and division. The Guarantor confirms and agrees that the Bank's covenants contained in paragraph 9 herein are included in the consideration received by the Guarantor for its granting to the Bank the Bank's rights in this paragraph 3.

         4. The Guarantor's liability to make payment under this guarantee shall arise forthwith after demand for payment has been made in writing on the undersigned in accordance with paragraph 22 herein.

         5. Upon default in payment of any sum owing by the Customer to the Bank at any time, the Bank may treat all guaranteed liabilities as due and payable and may forthwith thereafter collect from the Guarantor the total amount hereby guaranteed and may apply the sum so collected upon the guaranteed liabilities or may place it to the credit of a special account. A written statement of a Manager or Acting Manager of a branch of the Bank at which an account of the Customer is kept or of a General Manager of the Bank as to the amount remaining unpaid to the Bank at any time shall, absent manifest error, be prima facie evidence against the Guarantor as to the amount remaining unpaid to the Bank at such time by the Customer.

         6. This guarantee shall be in addition to and not in substitution for any other guarantees or other securities which the Bank may now or hereafter hold in respect of the guaranteed liabilities and the Bank shall be under no obligation to marshal in favour of the Guarantor any other guarantees or other securities or any moneys or other assets which the Bank may be entitled to receive or may have claim upon; and no loss of or in respect of or unenforceability of any other guarantees or other securities which the Bank may now or hereafter hold in respect of the guaranteed liabilities, whether occasioned by the fault of the Bank or otherwise, shall in any way limit or lessen the Guarantor's liability.

         7. Without prejudice to or in any way limiting or lessening the Guarantor's liability and without obtaining the consent of or giving notice to the Guarantor, the Bank may discontinue, reduce, increase or otherwise vary the credit of the Customer, may grant time, renewals, extensions, indulgences, releases and discharges to and accept compositions from or otherwise deal with the Customer and others, including the Guarantor and any other guarantor as the Bank may see fit, and the Bank may take, abstain from taking or perfecting, vary, exchange, renew, discharge, give up, realise on or otherwise deal with assets, securities and guarantees in such manner as the Bank may see fit, and the Bank may apply all moneys received from the Customer or others or from securities or guarantees upon such parts of the guaranteed liabilities as the Bank may see fit and change any such application in whole or in part from time to time. Notwithstanding anything herein contained, the Bank agrees not to:

                  (a) release or discharge any of the instruments constituting the Security, as defined below;

                  (b) increase the existing $20,000,000 credit availability limit under the Credit Facility; or

                  (c) consent to a sale of the Customer's assets or any portion thereof to which the Customer has requested the Bank's prior written consent where the Bank will not receive the proceeds of the sale for the purpose of repayment in full or in part of the guaranteed liabilities without the Guarantor's prior written consent.

         8. The Guarantor confirms and agrees that its obligations and liabilities hereunder shall not be affected by:

                  (a) any neglect, waiver or default by the Bank including any neglect, omission or failure to enforce with respect to the General Security (the "Security") granted by the Customer pursuant to the terms of the Commitment Letter and listed on page 7 thereof;

                  (b) any failure or delay by the Bank in demanding the indebtedness owing under the Credit Facility, in issuing any notice, in enforcing any of the Security or in pursuing any rights or remedies available to the Bank;

                  (c) any irregularity, defect or informality in the incurring of any of the Customer's indebtedness to the Bank;

                  (d) the termination, invalidity or unenforceability of any right of the Bank against the Customer.

         9. Until repayment in full of all the guaranteed liabilities, all dividends, compositions, proceeds of securities, securities valued or payments received by the Bank from the Customer or others or from estates in respect of the guaranteed liabilities shall be regarded from all purposes as payments in gross without any right on the part of the Guarantor to claim the benefit thereof in reduction of the liability under this guarantee, and the Guarantor shall not claim any set-off or counterclaim against the Customer in respect of any liability of the Customer to the Guarantor, claim or prove in the bankruptcy or insolvency of the Customer in competition with the Bank or have any right to be subrogated to the Bank. Upon payment in full and final satisfaction of all amounts demanded by the Bank and all amounts owing by the Guarantor under this guarantee, the Guarantor shall be subrogated to the Bank and the Bank shall assign to the Guarantor its right, title and interest in the Credit Facility and the Security without recourse, representation or warranty save and except that the Bank has not previously assigned or encumbered the Credit Facility or the Security. The Guarantor will pay the Bank the costs and expenses incurred by the Bank related to such assignment including any amounts paid to third parties required as a condition of the assignment and the assignment shall be completed in accordance with the provisions of Schedule "A" hereto which is incorporated herein by reference and shall form a part hereof.

         10. The Guarantor hereby expressly waives any defense with respect to this guarantee arising by virtue of:

                  (a) the lack of authority, death, disability or loss or diminution of capacity of any other party or revocation hereof by any other party or the failure of the Bank to file or enforce a claim, obligation or covenant of any kind;

                  (b) subject to the Bank's compliance with paragraph 16 herein, an election of remedies by the Bank which destroys or otherwise impairs the subrogation rights of the Guarantor or the right of the Guarantor to proceed against the Customer for reimbursement, or both; and

                  (c) any duty on the part of the Bank to disclose to the Guarantor any facts which the Bank may now or hereafter know about the Customer, regardless of whether the Bank has reason to believe that any such facts materially increase the risk beyond that which the Guarantor intends to assume or has reason to believe that such facts are unknown to the Guarantor or has a reasonable opportunity to communicate such facts to the Guarantor, it being understood and agreed that the Guarantor is fully responsible for being and keeping informed of the financial condition of the Customer and of all circumstances bearing on the risk of non-payment of the obligations hereby guaranteed.

         11. This guarantee shall not be discharged or otherwise affected by the death or loss of capacity of the Customer, by any change in the name or financial condition of the Customer, or in the membership of the Customer, if a partnership, or in the objects, capital structure or constitution of the Customer, if a corporation, or by the sale of the Customer's business or any part thereof (provided that all proceeds of any such sale received by the Bank for the purposes of repayment in whole or in part of the guaranteed liabilities are applied to repay outstanding indebtedness under the Credit Facility) or by the Customer being amalgamated with a corporation, but shall, notwithstanding any such event, continue to apply to all guaranteed liabilities whether theretofore or thereafter incurred; and in the case of a change in the membership of a Customer which is a partnership or in the case of the Customer being amalgamated with a corporation, this guarantee shall apply to the liabilities of the resulting partnership or corporation, and the term "Customer" shall include each such resulting partnership and corporation.

         12. All advances, renewals and credits made or granted by the Bank purportedly to or for the Customer after the death, loss of capacity, bankruptcy or insolvency of the Customer, but before the Bank has received notice thereof shall be deemed to form part of the guaranteed liabilities; and all advances, renewals and credits obtained from the Bank purportedly by or on behalf of the Customer shall be deemed to form part of the guaranteed liabilities, notwithstanding any lack or limitation of power, incapacity or disability of the Customer or of the directors, partners or agents thereof, or that the Customer may not be a legal or suable entity, or any irregularity, defect or informality in the obtaining of such advance, renewals or credits, whether or not the Bank had knowledge thereof; and any such advance, renewal or credit which may not be recoverable from the undersigned as guarantor(s) shall be recoverable from the undersigned and each of them, if more than one, jointly and severally as principal debtor(s) in respect thereof and shall be paid to the Bank on demand with interest at the Bank's prime rate applicable at the time of demand for payment plus 1.00% per annum.

         13. Save and except if the Bank has made a demand under this guarantee, the Guarantor shall be permitted to terminate this guarantee and be released from its obligations hereunder at any time on or after June 20, 2005 by providing 20 days prior written notice thereof to the Bank, unless the Guarantor gives written notice to the Bank prior to April 25, 2004 that it does not wish to extend its obligations hereunder past June 15, 2004, in which case the Guarantor shall be automatically released from its obligations hereunder on June 15, 2004. Notwithstanding the foregoing, in no circumstances will the Guarantor be released from its obligations hereunder by the provisions of this Section 13 if the Bank has made a demand under this guarantee prior to the respective effective termination or release date.

         14.      The Guarantor agrees to provide to the Bank:

                  (a) as soon as practicable and in any event within 120 days after the end of each financial year of the Guarantor, audited consolidated financial statements for such financial year; and

                  (b) as soon as practicable and in any event within 60 days after the end of the first three fiscal quarter ends of each financial year of the Guarantor and within 90 days after the end of each financial year of the Guarantor, unaudited unconsolidated financial statements for the respective quarter and a copy of the Compliance Certificate of the Guarantor provided by the Guarantor in connection with its syndicated senior debt facility, certified by a senior officer of the Guarantor.

         15. By its agreement and acceptance below, the Bank agrees that it will not take any enforcement steps against the property, assets and undertaking of the Customer, other than demanding or accelerating indebtedness, unless the Guarantor has failed to pay to the Bank all amounts demanded under this guarantee within ten days of such demand.

         16. This guarantee embodies all the agreements between the parties hereto relative to the guarantee and none of the parties shall be bound by any representation or promise made by any person relative thereto which is not embodied herein; and it is specifically agreed that the Bank shall not be bound by any representations or promises made by the Customer to the Guarantor.

         17. Possession of this instrument by the Bank shall be conclusive evidence against the Guarantor that the instrument was not delivered in escrow or pursuant to any agreement that it should not be effective until any condition precedent or subsequent has been complied with.

         18. This guarantee shall be governed in all respects by the laws of the Province of Ontario. This guarantee may be executed in counterparts each of which shall be deemed to be an original and such counterparts together shall constitute one and the same instrument.

         19. If any provision of this guarantee or the application of such provision to any person or circumstance, shall be held invalid or unenforceable, the remainder of this guarantee, or the application of such provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby.

         20. The Guarantor shall forthwith and from time to time execute and do all deeds, documents and things which in the opinion of the Bank are necessary or advisable for giving the Bank a valid guarantee according to the intent of this agreement or to otherwise further the purposes hereof.

         21. Any notice, demand or other communication which may be or is required to be given or made pursuant to this guarantee shall be in writing and shall be deemed to have been sufficiently and effectively given if signed by or on behalf of the party giving notice and delivered or transmitted by telecopier to the party for which it is intended.

(a)      Communications sent to the Guarantor shall be addressed as follows:

         MDS Inc.
         100 International Boulevard
         Toronto, Ontario
         M9W 6J6

         Attention: VP Finance
         Telecopier No.: (416) 213-4207

         and

         Attention:  General Counsel
         Telecopier No.: (416) 675-4095

         with a copy to:

         Fasken Martineau Dumoulin LLP
         Toronto Dominion Bank Tower
         P.O. Box 20, Suite 4200
         Toronto, Ontario
         M5K 1N6

         Attention:  Craig G. Brown
         Telecopier No.: (416) 364-7813

(b)      Communications sent to the Bank shall be addressed as follows:

         The Bank of Nova Scotia Scotia Plaza
         44 King Street West
         Toronto, Ontario
         M5H 1H1

         Attention: Jeff Zelikovitz
         and to the Attention of: VP & Manager, Scotia Plaza Branch Telecopier No.: (416) 933-3290

         and a copy to:

         Gowling Lafleur Henderson LLP
         Commerce Court West, Suite 4900
         Toronto, Ontario
         M5L 1J3

         Attention: Robert D. Muncaster
         Telecopier No.: (416) 862-7661

(c)      Communications sent to the Customer shall be addressed as follows:

         2585 Meadowpine Blvd.
         Mississauga, Ontario
         L5N 8H9

         Attention:  Corporate Vice-President and Secretary
         Telecopier No.: (905) 286-0021
         and a copy to:

         Davies Ward Phillips & Vineberg LLP
         1 First Canadian Place
         44th Floor Toronto, Ontario
         M5X 1B1

         Attention: Arthur Shiff/Scott Hyman
         Telecopier No.: (416) 863-0871

Any notice, demand or communication which may or is required to be given or made shall be made or given as herein provided or to such other address or to such other officer as a party may from time to time advise the other parties hereto by notice in writing as aforesaid and shall not be deemed received until actual receipt thereof by the party to whom such notice is given except if sent by telecopier after 4:00 p.m., in which case it shall be deemed received on the Banking Day next following the date of transmission. Any notice or other communication given pursuant to this Section 21 is herein called a "notice". For the purposes hereof, "Banking Day" means any day, other than Saturday or Sunday, on which the offices of the Bank are open for normal business in Toronto.

         22. This guarantee shall not be discharged or affected by the death or any disability of the undersigned or any of them, if more than one, and shall enure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

AS WITNESS the hand and seal of the Guarantor at Toronto, as of the 22nd day of November, 2002.

                                MDS INC.

                                Per: /s/ PETER E. BRENT
                                     ----------------------------------
                                     Name: Peter E. Brent
                                     Title: Senior Vice President and General
                                              Counsel

AGREED TO AND ACCEPTED BY:

                                THE BANK OF NOVA SCOTIA

                                Per: /s/ JEFF ZELIKOVITZ
                                     ----------------------------------
                                     Name: Jeff Zelikovitz
                                     Title: VP and Manager, Scotia Plaza
                                               Branch

                                this 22nd day of November, 2002.

ACKNOWLEDGED BY:

                                HEMOSOL INC.

                                Per: /s/ LEE HARTWELL
                                     ----------------------------------
                                     Name: Lee Hartwell
                                     Title: VP Corporate Development and
                                               Chief Financial Officer

                                this 22nd day of November, 2002.

                                  SCHEDULE "A"

1. The assignment by the Bank to the Guarantor of all of the Bank's right, title and interest in the Credit Facility and the Security (the "Assignment") shall be completed on the tenth day following the date on which demand is made on the Guarantor in accordance with paragraph 21 of this guarantee or, if such date is not a Banking Day (as defined in paragraph 21), on the next succeeding Banking Day (the "Closing Date").

2.       On the Closing Date,

         (a) the Guarantor shall pay to the Bank the amount of the guaranteed liabilities and any other amounts owing under the guarantee by certified cheque or bank draft;

         (b) the Bank shall deliver to the Guarantor an instrument of assignment in the form attached as Schedule "B" hereto and an instrument of assignment of insurance interest in the form attached as Schedule "C" hereto;

         (c)      the Bank shall release and discharge the Security under
                  Section 427 of the Bank Act; and

         (d) the Bank shall assign its financing statement perfecting the security interests in the Security against the Customer under the Personal Property Security Act (Ontario) to the Guarantor.

3. On the request of the Guarantor at any time within 12 months after the Closing Date, the Bank will provide the Guarantor with copies of the Bank's accounts and records evidencing the indebtedness of the Customer to the Bank in connection with the Credit Facility.

                                  SCHEDULE "B"

                              ASSIGNMENT AGREEMENT

              THIS AGREEMENT dated the 22nd day of November, 2002.

BETWEEN:

                           THE BANK OF NOVA SCOTIA, a bank under the Bank Act (Canada), having a branch at 44 King Street West, Toronto, Ontario M5H 1H1

                           (hereinafter called the "ASSIGNOR")

                                                               OF THE FIRST PART

                           - and -

                           MDS INC., a corporation incorporated under the laws of - having an office at -

                           (hereinafter called the "ASSIGNEE")

                                                              OF THE SECOND PART

                  WHEREAS Hemosol Inc. (hereinafter called the "DEBTOR") is indebted to the Assignor in the principal amount of $- plus interest thereon from the - day of -, -, (hereinafter called the "INDEBTEDNESS").

                  AND WHEREAS, by the documents described in Schedule I hereto (hereinafter called the "SECURITY DOCUMENTS"), the Debtor did grant, mortgage, pledge and charge, and grant a security interest in, certain of the property and assets of the Debtor (hereinafter called the "ASSETS") to the Assignor, its successors and assigns, to secure the obligations therein referred to;

                  AND WHEREAS the Assignee issued to the Assignor a Guarantee (the "Guarantee") dated -, 2002 in support of the Indebtedness and it was agreed that upon full and final satisfaction of all amounts owing under the Guarantee, the Assignor will assign to the Assignee the Indebtedness and its right, title and interest in the Security Documents upon the terms and provisions herein contained;

                  NOW THIS INDENTURE WITNESSETH that in consideration of the sum of One ($1.00) Dollar and other good and valuable consideration now paid by the Assignee to the Assignor (the receipt whereof is hereby acknowledged) IT IS AGREED AND PROVIDED AS FOLLOWS:

1. The Assignor acknowledges receipt of all amounts owing under the Guarantee.

2. The Assignor hereby transfers, assigns and sets over WITHOUT RECOURSE unto the Assignee, its successors and assigns, its right, title and interest in the Indebtedness and the Security Documents and each of them, and the full benefit of all powers and of all covenants and provisoes contained in the Security Documents or any of them, and also full power and authority to use the name of the Assignor, its successors or assigns, for enforcing the performance of the covenants and other matters and things contained in the Security Documents.

3. TO HAVE AND TO HOLD the Security Documents and the Indebtedness and all moneys arising in respect of the same and to accrue thereon to the use of the Assignee absolutely forever, but subject to the terms contained in the Security Documents.

4. The Assignor represents and warrants to the Assignee that the Assignor has not surrendered, cancelled, released, discharged, postponed, subordinated or encumbered any of the Security Documents, the

         Indebtedness or its interest in any of the Assets in whole or in part, or amended or modified same in a manner which is adverse to the secured party under the Security Documents, without the Assignee's written consent.

5. It is agreed and acknowledged by the Assignee that the Assignor does not represent or warrant any matter or thing whatsoever respecting the Security Documents, the Indebtedness, the Debtor, the Assets or otherwise except as expressly set out in section 4 herein. All representations and warranties made by the Assignor herein shall survive the delivery of this Agreement.

6. Save and except with respect to matters arising from breach of the Assignor's representations and warranties set out in Section 4 hereof, the Assignee shall indemnify and save harmless the Assignor against and from all loss, costs, damages and expenses (including legal expenses on a solicitor and client basis) which the Assignor may sustain, incur, or be or become liable for by reason of or arising from any action with respect to the Indebtedness or the Security Documents taken or not taken by or on behalf of the Assignee after the date hereof.

7. The Assignor hereby declares that, as to any Security Documents or any interest therein intended to be transferred, assigned, and set over to the Assignee hereby, title to which may not have passed to the Assignee by virtue of this Agreement or any transfer or conveyance which may from time to time be executed and delivered in pursuance of the covenants herein, the Assignor holds the same in trust for the Assignee, its successors and assigns, to convey, assign and transfer the same as the Assignee may from time to time direct at the cost and expense of the Assignee. The Assignor shall hold in trust and promptly remit to the Assignee any payment received by the Assignor in respect of the Indebtedness after the date hereof.

8. This Agreement may be executed in any number of counterparts each of which when so executed shall be deemed to be an original and all of such counterparts taken together shall be deemed to constitute one and the same agreement.

9. This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

                  IN WITNESS WHEREOF the parties hereto have duly executed this Agreement.

                                     THE BANK OF NOVA SCOTIA

                                     Per: _____________________________
                                          Name:
                                          Title:

                                     Per: _____________________________
                                          Name:
                                          Title:

                                     MDS INC.

                                     Per: _____________________________
                                          Name:
                                          Title:

                                  SCHEDULE "C"

                             ASSIGNMENT OF INSURANCE

TO WHOM IT MAY CONCERN:

AND TO:  MDS INC.

RE:      HEMOSOL INC.

THE UNDERSIGNED HEREBY assigns and transfers unto MDS Inc. any and all interest it has in any insurance policies respecting the property, assets and undertaking of Hemosol Inc.

DATED this - day of -, 200-.

                                     THE BANK OF NOVA SCOTIA

                                     Per: _____________________________
                                          Name:
                                          Title:

                                          _____________________________
                                          Name:
                                          Title:

                            [LETTERHEAD OF MDS INC.]

                                                               December 29, 2003

Byron Kwan
Director
Scotia Capital
Corporate Banking - Consumer Products
40 King Street West
Scotia Plaza, 62nd Floor
Toronto, Ontario  M5W 2X6

                             AMENDMENT TO GUARANTEE

                  Reference is made to a guarantee (the "Guarantee") dated as of November 22, 2002 granted by MDS Inc., as guarantor (the "Guarantor"), in favour of The Bank of Nova Scotia, as lender (the "Bank"), pursuant to which the Guarantor has agreed to guarantee payment to the Bank of all present and future debts and liabilities owing by Hemosol Inc., as borrower (the "Customer"), to the Bank pursuant to, arising in connection with or related to the non-revolving credit facility in the principal amount of $20,000,000 provided for in a commitment letter issued by the Bank to the Customer dated October 25, 2002, as amended, restated or substituted for from time to time.

                  In consideration of the mutual promises herein made and for other good and valuable consideration hereby acknowledged by the parties to be adequate, the Guarantee is hereby amended by deleting Paragraph 13 and replacing it with the following:

         "Save and except if the Bank has made a demand under this guarantee, the Guarantor shall be permitted to terminate this guarantee and be released from its obligations hereunder at any time on or after June 20, 2005 by providing 20 days prior written notice thereof to the Bank, unless the Guarantor gives written notice to the Bank prior to September 1, 2004 that it does not wish to extend its obligations hereunder past October 21, 2004, in which case the Guarantor shall be automatically released from its obligations hereunder on October 21, 2004. Notwithstanding the foregoing, in no circumstances will the Guarantor be released from its obligations hereunder by the provisions of this Section 13, if the Bank has made a demand under this guarantee prior to the respective effective termination or release date."

                  Except as expressly amended pursuant to this amending letter, the Guarantee shall remain in full force and effect and without modification and the Guarantee, together with this amending letter, constitutes the entire agreement of the parties hereto with respect to the subject matter therein and herein contained. This amending letter may be executed in one or more counterparts each of which shall be deemed an original and all of which when taken together shall constitute one and the same instrument. This amending letter shall be effective as of September 30, 2003.

                        Your execution of this amending letter in the spaces indicated below shall constitute your agreement with the provisions hereof.

                                     Yours very truly,

                                     MDS INC.

                                     by /s/ J.A.H. GARNER
                                        -------------------------------
                                        Name: J.A.H. Garner
                                        Title: SVP & CFO

                  We each hereby agree with and accept the provisions of this amending letter effective as of September 30, 2003.

                                     THE BANK OF NOVA SCOTIA

                                     by /s/ BYRON KWAN
                                        -------------------------------
                                        Name: Byron Kwan
                                        Title: Director

                                     HEMOSOL INC.

                                     by /s/ LEE HARTWELL
                                        -------------------------------
                                        Lee Hartwell
                                        President and Chief Executive Officer